Exhibit 99.1

Stellant Closes Acquisition of Power Systems Technology Product Line from Comtech

TORRANCE, CA and MELVILLE, NY – Nov. 7, 2023 – Stellant Systems, Inc. (Stellant) and Comtech (NASDAQ: CMTL), both global technology leaders, announced today that the companies have closed, effective November 7, 2023, on the previously announced sale of Comtech’s Power Systems Technology (PST) product line. Stellant is a portfolio company of Arlington Capital Partners, a Washington D.C.-area private equity firm with extensive experience investing in regulated industries.

Net cash proceeds received at closing by Comtech approximated $32.5 million and were used in part by Comtech to pay down outstanding debt on its existing Credit Facility. In connection with the consummation of the closing of the transaction, Comtech entered into a Third Amended and Restated Credit Agreement with its existing lenders and a Second Amended and Restated Certificate of Designations with its existing Series A convertible preferred shareholders, who both consented to the transaction. Comtech will provide financial and other information concerning the impact of the PST transaction during its next regularly scheduled quarterly earnings conference call to review the results of its fiscal quarter ended October 31, 2023, the exact date and time of which will be announced in advance.

About Stellant Systems, Inc.

Stellant Systems is a premier manufacturer of critical spectrum and RF power amplification systems to the space, defense, medical, science and industrial markets for both domestic and international customers. Stellant has three domestic manufacturing facilities and nearly 1,000 employees. For more information, visit www.Stellantsystems.com.

About Comtech

Comtech Telecommunications Corp. is a leading global technology company providing terrestrial and wireless network solutions, next-generation 9-1-1 emergency services, satellite and space communications technologies, and cloud native capabilities to commercial and government customers around the world. Our unique culture of innovation and employee empowerment unleashes a relentless passion for customer success. With multiple facilities located in technology corridors throughout the United States and around the world, Comtech leverages our global presence, technology leadership, and decades of experience to create the world’s most innovative communications solutions. For more information, please visit www.comtech.com.

About Arlington Capital Partners

Arlington Capital Partners is a Washington, DC-based private equity firm that has managed approximately $7 billion in capital commitments. Arlington is focused on middle market investment opportunities in growth industries including government services and technology, aerospace & defense, healthcare, and business services and software. The firm’s professionals and network have a unique combination of operating and private equity experience that enable Arlington to be a value-added investor. Arlington invests in companies in partnership with high quality management teams that are motivated to establish and/or advance their company’s position as leading competitors in their field. For more information, visit Arlington Capital’s website at arlingtoncap.com and follow Arlington on LinkedIn.

Forward-Looking Statements

Certain information in this press release contains forward-looking statements. Forward-looking statements can be identified by words such as: “will,” “intend,” “expect,” and similar references to future periods. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the transaction and the anticipated benefits thereof. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Stellant and Comtech, that could cause actual results to differ materially from those expressed in such forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: anticipated tax treatment, unforeseen liabilities, the possibility that any of the anticipated benefits of the transaction will not be realized or will not be realized within the expected time period, and other factors as described in Comtech’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in Comtech’s most recent Annual Report on Form 10-K. Stellant and Comtech do not intend to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise, except as required by law.

PCMTL

For Stellant Systems

Media:

Suzanne Lamb

Stellant Systems, Inc.

+1 (858) 336-0013

suzanne.lamb@Stellantsystems.com

For Comtech:

Investor Relations:

Robert Samuels

Comtech Telecommunications Corp.

+1 (631) 962-7102

robert.samuels@comtech.com

Media:

Jamie Clegg

Comtech Telecommunications Corp.

+1 (480) 532-2523

jamie.clegg@comtech.com